                                                              Exhibit 5.1

                                January 20, 1997

 .


Community Capital Corporation
109 Montague Avenue
Greenwood, South Carolina 29646

         RE:      Registration Statement on Form S-8

Gentlemen:

         This opinion is being furnished to you in connection with your filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Community Capital Corporation Stock (formerly Greenwood National Bancorporation) 1988 Employee Stock Option Plan, Incentive Stock Option Plan and Nonstatutory Stock Option Plan (1993), and Chief Executive Officer Stock Option Plan (collectively the "Plans") and the sale of common stock, $1.00 par value per share (the "Common Stock"), of Community Capital Corporation (the "Company") pursuant to the exercise of options granted under the Plans and exercised in accordance with the provisions of the Plans. In this connection, we have familiarized ourselves with the Articles of Incorporation and the Bylaws of the Company, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books, of the Company. We have also examined the Registration Statement, together with the exhibits thereto, and such other certificates of officers, documents, and records as we have deemed necessary for the purpose of expressing the opinion contained herein.

         On the basis of, and in reliance upon, the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the provisions of the Plans have been duly authorized, and when (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, and the pertinent provisions of any state securities laws, as may be applicable, have been complied with and (b) the shares of Common Stock are issued in accordance with the terms of the Plans as set forth in the Registration Statement, the shares of Common Stock so issued will be validly issued, fully paid, and nonassessable.

         The opinion expressed herein is based upon applicable laws, statutes, ordinances, rules and regulations as existed on this date and we express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have on the opinion expressed herein. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may hereafter come to our attention, or changes in law which may hereafter occur. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein or of any transaction or obligation. We are furnishing this opinion for the sole and exclusive benefit of the addressee.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement with respect to the Plan. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                Very truly yours,

                                NEXSEN PRUET JACOBS & POLLARD, LLP


                                By:   /S Julian Hennig III
                                     Julian Hennig III
                                     Partner